EXHIBIT 21.1

                     HARCOURT GENERAL, INC.

                          SUBSIDIARIES


                                                  JURISDICTION
                                                  OF
SUBSIDIARY                                        INCORPORATION

A.K.R. Conseil                                    France

A.S.I. (UK) Ltd.                                  United Kingdom

Academic Press Limited                            England

Alison Licensing, Inc.                            Delaware

Assessment Systems, Inc.                          Delaware

Bailliere Tindall Limited                         England

California College for Health Sciences            California

Career Care, Inc.                                 Delaware

Cyberna Ltee                                      Montreal

DBM Australia Limited                             Delaware

DBM Belgium                                       Belgium

DBM Career Management (Singapore) Pte Ltd         Singapore

DBM France, S.A.                                  France

DBM International, Inc.                           Delaware

DBM New Zealand Limited                           New Zealand

DBM Training and Consulting, Inc.                 Delaware

Deltak Ges.m.b.H                                  Austria

Drake Beam Morin-Canada, Inc.                     Ontario

Drake Beam Morin Career Management Limited        Hong Kong

Drake Beam Morin, Inc.                            Delaware

Drake Beam Morin Montreal, Inc.                   Montreal

Drake Beam Morin plc                              England and Wales


Educalivres Group Inc. - Group Educalivres Inc.   Quebec

Educatief B.V.                                    Netherlands

Edunetics Corporation                             Delaware

Edunetics International B.V.                      Netherlands


Edunetics Limited                                 Israel

English Language Institute, Inc.                  Delaware

Eurodidakt B.V.                                   Netherlands

Eurodidakt Holding B.V.                           Netherlands

Executive In Residence, Inc.                      New York

Foundation for Marine Animal Husbandry, Inc.      Florida

GMN, Inc.                                         Delaware

Grune & Stratton Limited                          England


HG Land Co., Inc.                                 Delaware

HGI Investment Trust                              Massachusetts

HGI Securities Corp.                              Massachusetts

HRW and WBS Canada Corporation, Inc.              New York

HRW Distributors, Inc.                            Delaware

Harcourt, Inc.                                    Delaware

Harcourt Anytime Anywhere Learning Pty Ltd        England

Harcourt Asia Pte Ltd                             Singapore

Harcourt Australia Pty Limited                    Australia


Harcourt Brace Andina, S.A.                       Columbia

Harcourt Brace Argentina, S.A.                    Argentina


Harcourt Brace de Espana, S.A.                    Spain

Harcourt Brace de Mexico, S.A. de C.V.            Mexico


Harcourt Brace de Venezuela, C.A.                 Venezuela

Harcourt Brace & Company India Pvt. Ltd.          India

Harcourt Canada, Ltd.                             Ontario

Harcourt FSC, Inc.                                US Virgin
Islands

Harcourt Hong Kong Limited                        Hong Kong

Harcourt India Pvt Ltd                            India

Harcourt Learning Direct (Australasia) Pty Ltd    Australia

Harcourt New Zealand Pty Limited                  Australia

Harcourt Publishers Limited                       England

Harcourt Japan, Inc.                              Japan

Harcourt Professional Education Group, Inc.       Delaware

Harcourt Publishers International, Inc.           Delaware

Harcourt General Charitable Foundation, Inc.      Massachusetts

Harcourt General Services, Inc.                   Delaware

Harcourt Learning Direct, Inc.                    Massachusetts

Holt, Rinehart and Winston Limited                England

Human Nature, Inc.                                Delaware

ICS Acquisition Company                           Florida

ICS Intangibles Holding Company                   California

ICS Learning Systems, Inc.                        Delaware

Innovation Research, Inc.                         Delaware

International Correspondence Schools, Inc.        Pennsylvania

International Correspondence Schools Limited      England

International Correspondence Schools              New Zealand
   (New Zealand) Limited

International Correspondence Schools              England
   (Overseas) Limited

Intertext Group Limited                           England

Intext International Sales Corp.                  Delaware

James Martin Insight, Inc.                        Illinois

KO Corporation                                    Delaware

Kentucky School of Technology, Inc.               Delaware

Knowledge Communication, Inc.                     Delaware

Laureate Canada Inc.                              Ontario

Louisiana CPA Review, Inc.                        Delaware

M-Mash, Inc.                                      Colorado

Miller Comprehensive CPA Review, Inc.             Delaware

Morgan Kaufmann Publishers, Incorporated          California

Mosby Holdings Corp.                              Delaware

Mosby, Inc.                                       Missouri


Mosby International Limited                       United Kingdom

Mosby Italia Srl                                  Italy


Mosby Parent Corp.                                Delaware


Mosby Publishers Australia Pty Limited            Australia

NBD Incorporated                                  Delaware

NETG Applied Learning GmbH                        Germany

NETG Applied Learning GmbH                        Austria

NETG Direct, Inc.                                 Delaware

NETG Harcourt AB                                  Sweden

NETG Holding, Inc.                                Delaware

NETg, Inc.                                        Delaware


NETG Limited                                      United Kingdom

NETG S.A.                                         France

N.T.I. Nederlands Talen Instituut B.V.            Netherlands

National Education Centers, Inc.                  California

National Education Corporation                    Delaware

National Education Credit Corporation             California

National Education Enterprises, Inc.              California

National Education International Corp.            California

National Education Payroll Corp.                  California

National Education Training Group, Inc.           Nevada

National Learning Systems, Inc.                   Delaware

SV Distribution Company                           Delaware

Spring Merger Corporation                         Delaware

Spectrum Interactive Incorporated                 Delaware

Steck-Vaughn Company                              Delaware

Steck-Vaughn Publishing Corporation               Delaware

T & A D Poyser Limited                            England


The Family Education Company                      Delaware

The Neiman Marcus Group, Inc.                     Delaware

The Psychological Corporation                     New York

The Psychological Corporation Limited             England


The School of Accountancy Limited                 Scotland
W. B. Saunders Company Limited                    England

Wolfe Medical Publications Limited                United Kingdom